EXECUTION VERSION
AMENDMENT NO. 1
TO
THIRD AMENDED AND RESTATED ADVISORY AGREEMENT
THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is made and entered into as of November 11, 2025, and amends that certain Third Amended and Restated Advisory Agreement, dated as of August 11, 2025 (the “Agreement”), by and among Brookfield Real Estate Income Trust Inc., a Maryland corporation (the “Company”), Brookfield REIT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and Brookfield REIT Adviser LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
RECITALS
WHEREAS, on the date hereof, the Limited Partnership Agreement of the Operating Partnership was amended and restated to designate a new class of Operating Partnership units known as Class I-1;
WHEREAS, the Company, the Adviser and the Operating Partnership desire to amend the Agreement to reflect the designation of such new class of Operating Partnership units; and
WHEREAS, pursuant to Section 22(b) of the Agreement, no provision of the Agreement may be amended, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, it is hereby agreed between the parties hereto as follows:
AGREEMENT
1.    Amendment to Agreement.
(a)The definition of “Participating Units” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
““Participating Units” means Class C, Class D, Class D-1, Class I, Class I-1, Class S, Class S-1, Class T and Class T-1 units of the Operating Partnership held by unitholders other than the Company. Class E units of the Operating Partnership shall not be considered Participating Units.”

(b)    Section 10(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(c) The Company Management Fee and the Company Performance Fee may be paid, at the Adviser’s election, in cash or in a number of Class I Common Shares or Class E Common Shares with an equal aggregate value, with each share valued at its Transaction Price as of the last day of the period for which such Company Management Fee or Company Performance Fee, as applicable, was earned, or in any combination of cash and shares valued on the same basis. The OP Management Fee and the OP Performance Fee may be paid, at the Adviser’s election, in cash or in a number of Class I-1 or Class E units of the Operating Partnership with an equal aggregate
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value, with each unit valued at its net asset value per unit as of the last day of the period for which such OP Management Fee or OP Performance Fee was earned, or in any combination of cash and units valued on the same basis. If the Adviser elects to receive any portion of the Company Management Fee or Company Performance Fee in Class I Common Shares or Class E Common Shares, the Adviser may elect at a later date to have the Company repurchase from the Adviser such Class I Common Shares or Class E Common Shares at a per share price equal to the then-current Transaction Price for a Class I Common Share or Class E Common Share, as the case may be, subject to the terms of any policy adopted by the Board with respect to Shares held by the Adviser. Class I Common Shares and or Class E Common Shares obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. If the Adviser elects to receive any portion of the OP Management Fee or OP Performance Fee in Class I-1 or Class E units of the Operating Partnership, the Adviser may elect at a later date to have the Operating Partnership repurchase such units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Company’s Class I Common Shares or Class E Common Shares, as they relate to the class of Operating Partnership units being repurchased, with an equivalent aggregate NAV.”
2.    Miscellaneous.
(a)Effectiveness of Amendment.  This Amendment shall be effective as of the date hereof.
(b)Counterparts; Signature.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)Governing Law.  This Amendment shall be governed by and construed in accordance with Section 22(d) of the Agreement.
(d)Continued Effect.  Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.
[Signatures on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Brookfield Real Estate Income Trust Inc.

By:	“Theodore C. Hanno”
Name: Theodore C. Hanno
Title: Chief Financial Officer

Brookfield REIT Operating Partnership L.P.

By:	Brookfield REIT OP GP LLC, its general partner

By:	Brookfield Real Estate Income Trust Inc., its sole member

By:	“Theodore C. Hanno”
Name: Theodore C. Hanno
Title: Chief Financial Officer

Brookfield REIT Adviser LLC

By:	“Melissa Lang”
Name: Melissa Lang
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Advisory Agreement]